UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Offering

On March 25, 2025, Benitec Biopharma Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Partners LLC (“Leerink Partners”) and TD Securities (USA) LLC (“TD Cowen”), as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell, in an underwritten offering by the Company (the “Underwritten Offering”), (i) 1,143,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase 300,000 shares of Common Stock (the “Pre-Funded Warrants”), at an exercise price of $0.0001 per share. The purchase price for each share of Common Stock is $13.00. The purchase price for each Pre-Funded Warrant is $12.9999.

Leerink Partners and TD Cowen acted as the Company’s book-running managers in connection with the Underwritten Offering, and Citizens Capital Markets acted as lead manager. In connection with their services, the Underwriters received an underwriting discount equal to 6.0% of the gross proceeds of the Underwritten Offering.

The Pre-Funded Warrants will be immediately exercisable until exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of a Pre-Funded Warrant is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s Common Stock and the exercise price. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. In lieu of fractional shares, the Company will either pay a cash adjustment in respect of such final fraction or round up to the next whole share. The Pre-Funded Warrants also provide that in the event of a fundamental transaction, the holder of the Pre-Funded Warrant is entitled to receive upon exercise of the Pre-Funded Warrant the kind and amount of securities, cash or other property that the holder would have received had the holder exercised the Pre-Funded Warrant immediately prior to such fundamental transaction. In addition, the Pre-Funded Warrants will be exercisable on a cashless basis if no registration statement registering the shares of Common Stock underlying the Pre-Funded Warrants is effective according to the formula set forth in the Pre-Funded Warrant.

A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 9.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase this beneficial ownership limitation not to exceed 19.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company, its executive officers and directors, and Suvretta Capital Management, LLC and related funds who hold shares of the Company’s Common Stock (“Suvretta Capital”), have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of Leerink Partners and TD Cowen, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities from the date of the Underwriting Agreement until 90 days after the date of the Underwriting Agreement.

Registered Direct Offering

Concurrently with the Underwritten Offering, on March 25, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 900,000 shares of Common Stock at a purchase price of $13.00 per share in a registered direct offering (the “Direct Offering,” and together with the Underwritten Offering, the “Offerings”), the same price per share as the offering price in the Underwritten Offering. The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Purchasers against certain liabilities. The closing of the Direct Offering is contingent on the closing of the Underwritten Offering. The Purchasers are affiliates of Suvretta Capital. Prior to the Direct Offering, Suvretta was the beneficial owner of approximately 38% of our outstanding Common Stock, and Kishen Mehta, a Portfolio Manager at Suvretta, serves on our board of directors (the “Board”).

Pursuant to the Purchase Agreement, the Company and the Purchasers will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company will agree to register for resale the shares of Common Stock sold in the Direct Offering (the “Registrable Securities”).

The Offerings

The aggregate gross proceeds to the Company from the Offerings are expected to be approximately $30 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants. The Company currently intends to use the net proceeds to support the continued development of its product candidate programs, working capital and other general corporate purposes. The Company will have broad discretion in determining how the proceeds of the offerings will be used, and its discretion is not limited by the aforementioned possible uses.

The shares of Common Stock and Pre-Funded Warrants sold in the Offerings are offered by the Company pursuant to the Registration Statement on Form S-3 (File No. 333- 282957), which was initially filed with the SEC on November 1, 2024 and declared effective by the Commission on November 12, 2024 (the “Registration Statement”), as supplemented by the prospectus supplement dated March 25, 2025. The Common Stock is listed on The Nasdaq Capital Market. The Pre-Funded Warrants will not be listed on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Offerings are expected to close on March 26, 2025.

The foregoing summaries of the Underwriting Agreement, the Pre-Funded Warrant, and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, and 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement and Purchase Agreement are attached hereto as an exhibit to provide interested persons with information regarding their respective terms but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement and Purchase Agreement were made only for purposes of those agreements as of specific dates indicated therein, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties.

Item 8.01 Other Events.

On March 25, 2025, the Company issued a press release announcing that it had priced the Offerings, and that in connection with the Direct Offering it has discussed with Suvretta Capital appointing David Friedman, managing director at Suvretta Capital, to the Company’s board of directors, subject to approval by the Company’s board of directors and review by its Nominating and Governance Committee. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” or the negative of these terms, and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the closing or the proceeds from the Offerings and the use thereof, the Company’s pipeline of ddRNAi-based therapeutics, including the initiation, progress and outcomes of clinical trials, the appointment of David Friedman, managing director at Suvretta Capital, to the Company’s board of directors and any other statements that are not historical facts.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; the Company’s ability to protect and enforce its patents and other intellectual property rights; the Company’s dependence on its relationships with its collaboration partners and other third parties; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; the Company’s ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, given market conditions and other factors, including our capital structure; our ability to continue as a going concern; the length of time over which the Company expects its cash and cash equivalents to be sufficient to execute on its business plan; the impact of local, regional, and national and international economic conditions and events; and other risks detailed from time to time in filings that the Company makes with the Commission, including its most recent annual report on Form 10-K, its subsequent quarterly reports on Form 10-Q and its reports on Form 8-K. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this Current Report. Accordingly, you should not rely on those forward-looking statements as a prediction of actual future results. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 25, 2025, by and between Benitec Biopharma Inc., Leerink Partners LLC and TD Securities (USA) LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Proskauer Rose, LLP

10.1	Securities Purchase Agreement, dated March 25, 2025, by and between Benitec Biopharma Inc., Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd.

23.1	Consent of Proskauer Rose, LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: March 26, 2025		/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer